UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:  (Date of Earliest Event Reported): July 26, 2011

ROCK-TENN COMPANY
(Exact name of registrant as specified in charter)

Georgia	1-12613	62-0342590

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

504 Thrasher Street, Norcross, Georgia	30071

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 448-2193

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2011, the Compensation Committee of the Board of Directors of the Company authorized the amendment of the Rock-Tenn Company Supplemental Retirement Savings Plan (the “SRSP”) to add individual nonqualified retirement plan accounts (“Individual Retirement Accounts”) for James A. Rubright, Chairman and Chief Executive Officer of the Company, and James B. Porter, III, President - Corrugated Packaging and Recycling.  The SRSP is a nonqualified, unfunded defined contribution plan and, through the Individual Retirement Accounts, is intended to provide supplemental retirement income to Messrs. Rubright and Porter.  The Committee authorized Mr. Rubright’s Individual Retirement Account to become effective in September 2011, when Mr. Rubright will no longer accrue service credit under his existing Supplemental Executive Retirement Plan arrangement.  The Committee authorized Mr. Porter’s Individual Retirement Account because he is unable to participate in the Company’s qualified pension plan since he joined the Company after the Company had stopped allowing new employees to participate in the pension plan.

Subject to adoption of the SRSP amendment with terms that comply with Section 409A of the Internal Revenue Code (“Code Section 409A”), commencing as of September 10, 2011, an amount equal to one-twenty-fourth of $450,000 will be deemed contributed each semi-monthly pay period to a hypothetical account maintained for Mr. Rubright.  Commencing as of May 27, 2011, an amount equal to one-twenty-fourth of $400,000 will be deemed contributed each semi-monthly pay period to a hypothetical account maintained for Mr. Porter.  Such deemed contributions will be made during the period in which each participant is employed by the Company or any of its subsidiaries and will be vested at the time deemed made, subject to forfeiture for violation of specified covenants.  Each participant’s hypothetical account will be adjusted for investment gains and losses as if the participant’s account had been invested in the benchmark investment alternatives available under the SRSP in accordance with the participant’s investment election as in effect from time to time.

Subject to the terms of the SRSP, amounts payable under the Individual Retirement Accounts will be unsecured obligations of the Company, and will rank equally with our other unsecured and unsubordinated indebtedness outstanding from time to time.  The obligations will be paid out upon the participant’s separation from service, subject to the requirement to delay payment until six months after separation from service if the participant is a specified employee with the meaning of Code Section 409A. The obligations are denominated and payable in United States dollars.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 26, 2011

ROCK-TENN COMPANY
(Registrant)

		By:	/s/ Robert B. McIntosh
Name: Robert B. McIntosh

Title: Executive Vice President,
General Counsel and Secretary